UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2023

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39421	92-2038755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

Health Sciences Acquisitions Corporation 2

40 10th Avenue, Floor 7

New York, New York 10014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “New Orchestra” and the “Company” refer to Orchestra BioMed Holdings, Inc., a Delaware corporation (f/k/a Health Sciences Acquisitions Corporation 2), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “HSAC2” refer to Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company, prior to the Closing, references to “Domesticated HSAC” refer to Orchestra BioMed Holdings, Inc., a Delaware corporation (f/k/a Health Sciences Acquisitions Corporation 2) after the Domestication (as defined below) and prior to the Closing, and references to “Orchestra” refer to Orchestra BioMed, Inc. prior to the Closing. All references herein to the “Board” refer to the board of directors of New Orchestra.

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section titled “Frequently Used Terms” beginning on page 6 thereof, and such definitions are incorporated herein by reference.

Domestication and Business Combination Transaction

As previously announced, HSAC2 previously entered into an agreement and plan of merger, dated as of July 4, 2022 (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated July 21, 2022, and Amendment No. 2 to Agreement and Plan of Merger, dated November 21, 2022, the “Merger Agreement”), by and among HSAC2, HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HSAC2 (“Merger Sub”), and Orchestra.

On January 25, 2023, as contemplated by the Merger Agreement and described in the section titled “Proposal 2—The Domestication Proposal” of the final prospectus and definitive proxy statement, dated December 16, 2022 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2022, HSAC2 filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of Delaware, pursuant to which HSAC2 was domesticated and continued as a Delaware corporation, under the name of “Orchestra BioMed Holdings, Inc.” (the “Domestication”).

As a result of, and upon the effective time of the Domestication, among other things, (i) each issued and outstanding ordinary share, par value $0.0001 per share, of HSAC2 (the “HSAC2 Ordinary Shares”) converted automatically, on a one-for-one basis, into one share of HSAC2 common stock, par value $0.0001 per share (“HSAC2 Common Stock”); and (ii) each issued and outstanding warrant to purchase HSAC2 Ordinary Shares converted automatically into a warrant to acquire one share of HSAC2 Common Stock.

As previously reported on the Current Report on Form 8-K filed with the SEC on January 24, 2023, HSAC2 held an extraordinary general meeting of its shareholders (the “Meeting”), at which the HSAC2 shareholders approved, among other matters, the Domestication and the Merger Agreement as described in the Proxy Statement/Prospectus.

On January 26, 2023 (the “Closing Date”), as contemplated by the Merger Agreement and described in the section of the Proxy Statement/Prospectus titled “Proposal 1—The Business Combination Proposal,” New Orchestra consummated the merger transaction contemplated by the Merger Agreement (the “Closing”), whereby Merger Sub merged with and into Orchestra, the separate corporate existence of Merger Sub ceasing and Orchestra being the surviving corporation and a wholly owned subsidiary of New Orchestra (the “Merger” and, together with the Domestication, the “Business Combination”). We refer to HSAC2 Common Stock, after giving effect to the Business Combination, as “New Orchestra Common Stock.”

Upon the Closing of the Merger, based on a ratio (the “Exchange Ratio”) of 0.465 shares of HSAC2 Common Stock for each whole share of Orchestra common stock, par value $0.0001 per share (the “Orchestra Common Stock”), 20,191,338 shares of New Orchestra Common Stock were issued to Orchestra stockholders (exclusive of the additional shares subject to earnout discussed below in this paragraph) and 5,523,834 shares of New Orchestra Common Stock were reserved for issuance pursuant to the Orchestra stock options and warrants converted into New Orchestra stock options and warrants in the Merger.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

HSAC2 Shareholder Support Agreement and Forfeiture

As described in the Proxy Statement/Prospectus, simultaneously with the execution of the Merger Agreement, HSAC2 and Orchestra entered into a parent support agreement with HSAC 2 Holdings, LLC (the “Sponsor”) and certain other HSAC2 shareholders (as amended and restated on November 21, 2022, the “Parent Support Agreement”) pursuant to which the Sponsor and such HSAC2 shareholders agreed, among other things, (a) to appear at any general meetings called to approve the Merger or any proposal to extend the period of time HSAC2 is afforded under its organizational documents and its prospectus to consummate an initial business combination, (b) not to redeem their shares or any other equity securities of HSAC2 now or in future acquired or beneficially owned, (c) to vote such shares and equity securities (i) in favor of the Domestication, the Merger and related transactions (except that any such additional equity securities acquired, including the 1,000,000 Forward Purchase Shares and any Backstop Purchases, would not be voted in favor of approving the Business Combination), (ii) in favor of any proposal to extend the period of time HSAC2 is afforded under its organizational documents and its prospectus to consummate an initial business combination, and (iii) against any change in the business, management or board of HSAC2 contrary to the Merger Agreement and against any other proposal reasonably expected to breach, prevent or impede the Merger, and (d) to waive anti-dilution and similar rights with respect to such shares, whether under the HSAC2 amended and restated memorandum and articles of association, applicable law, or a contract regarding the Merger and related transactions with HSAC2.

In addition, the Sponsor agreed that 25% or 1,000,000 shares of its New Orchestra Common Stock received in the Domestication will be forfeited to New Orchestra on the first business day following the fifth anniversary of the Closing unless, as to 500,000 shares, the volume-weighted average price of the New Orchestra Common Stock is greater than or equal to $15.00 per share over any 20 trading days within any 30-trading day period (the “Initial Milestone Event”), and as to the remaining 500,000 shares, the volume-weighted average price of the New Orchestra Common Stock is greater than or equal to $20.00 per share over any 20 trading days within any 30-trading day period (the “Final Milestone Event”). Further, the Sponsor and HSAC2’s other initial shareholders prior to HSAC2’s initial public offering (the “IPO”) have agreed to subject (i) the 4,000,000 shares of New Orchestra Common Stock to be received in the Domestication in exchange for the 4,000,000 HSAC2 Ordinary Shares issued to HSAC2’s initial shareholders prior to the IPO (the “Insider Shares”) and (ii) the 450,000 shares of New Orchestra Common Stock to be received in the Domestication in exchange for 450,000 HSAC2 Ordinary Shares purchased in a private placement simultaneously with the IPO (the “Private Shares”) to a lock-up for up to 12 months following the Closing, and the Sponsor forfeited 50% of its 1,500,000 warrants in HSAC2 purchased upon consummation of the IPO (the “Private Warrants”), comprising 750,000 Private Warrants, for no consideration, immediately prior to the Closing (the “Sponsor Forfeiture”). Pursuant to the terms of the Merger Agreement, immediately following the Sponsor Forfeiture and prior to the Closing, HSAC2 issued 750,000 warrants to purchase New Orchestra Common Stock to eleven specified employees and directors of Orchestra. These new warrants have substantially similar terms to the forfeited Private Warrants, except that they will become exercisable between 24 and 36 months after the Closing.

The foregoing description of the Parent Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Parent Support Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Orchestra Stockholder Support Agreement

As described in the Proxy Statement/Prospectus, simultaneously with the execution of the Merger Agreement, HSAC2 and Orchestra entered into a support agreement with certain Orchestra stockholders, including Medtronic (the “Orchestra Support Agreement”), pursuant to which such stockholders have agreed (a) to appear at any stockholder meetings called to approve the Merger, (b) to vote such shares and equity securities (i) in favor of the Merger and related transactions, (ii) against any change in the business, management or board of Orchestra contrary to the Merger Agreement and (iii) against any other proposal reasonably expected to breach, prevent or impede the Merger.

The foregoing description of the Orchestra Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Orchestra Support Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Earnout

In connection with the Business Combination, existing Orchestra stockholders also had the opportunity to elect to participate in an earnout (the “Earnout”) pursuant to which each such electing stockholder (an “Earnout Participant”) may receive a portion of additional contingent consideration of up to 8,000,000 shares of New Orchestra Common Stock in the aggregate (“Earnout Consideration”). Approximately 91% of Orchestra stockholders elected to participate in the Earnout. Each Earnout Participant agreed to extend their applicable lock-up period from 6 months to 12 months, pursuant to an Earnout Election Agreement and such Earnout Participants will collectively be entitled to receive: (i) 4,000,000 shares of the Earnout Consideration, in the aggregate (“Initial Earnout Shares”), in the event that, from the time beginning immediately after the Closing until the fifth anniversary of the Closing Date (the “Earnout Period”), the Initial Milestone Event (as defined below) occurs; and (ii) an additional 4,000,000 shares of the Earnout Consideration, in the aggregate (“Final Earnout Shares” and, together with the Initial Earnout Shares, the “Earnout Shares”), in the event that, during the Earnout Period, the Final Milestone Event occurs.

The foregoing description of the Earnout does not purport to be complete and is qualified in its entirety by the full text of the Earnout Election Agreement, a form of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Forward Purchase Agreements

As described in the Proxy Statement/Prospectus, simultaneously with the execution of the Merger Agreement, HSAC2 and Orchestra entered into separate forward purchase agreements (each, as amended, a “Forward Purchase Agreement” and, together, the “Forward Purchase Agreements”) with certain funds managed by RTW Investments, LP (the “RTW Funds”) and Covidien Group S.à.r.l., an affiliate of Medtronic plc (“Medtronic” and the RTW Funds, each a “Purchasing Party”), pursuant to which each of the Purchasing Parties agreed to purchase $10 million of HSAC2 Ordinary Shares from HSAC2 immediately prior to the Domestication (as defined below), less the dollar amount of HSAC2 Ordinary Shares holding redemption rights that the Purchasing Party acquires and holds until immediately prior to the Domestication (such HSAC2 Ordinary Shares either purchased from HSAC2 or acquired and held until immediately prior to the Domestication, the “Forward Purchase Shares”).

The RTW Funds completed their purchases of HSAC2 Ordinary Shares under their Forward Purchase Agreement on or before July 22, 2022. Medtronic completed approximately $9.9 million of purchases of HSAC2 Ordinary Shares under its Forward Purchase Agreement on or before January 20, 2023. Medtronic subsequently completed $0.1 million in purchases of HSAC2 Ordinary Shares and/or New Orchestra Common Stock on or before January 30, 2023.

The foregoing description of the Forward Purchase Agreements does not purport to be complete and is qualified in its entirety by the full text of the Forward Purchase Agreements, which are attached hereto as Exhibits 10.23, 10.24 and 10.25, respectively, and are incorporated herein by reference.

Backstop Agreement

As described in the Proxy Statement/Prospectus, simultaneously with the execution of the Merger Agreement and Forward Purchase Agreements, HSAC2, Orchestra and the RTW Funds entered into a Backstop Agreement (the “Backstop Agreement”), pursuant to which the RTW Funds, jointly and severally, agreed to purchase such number of HSAC2 Ordinary Shares at a price of $10.00 per share to the extent that the amount of cash remaining in HSAC2’s working capital and trust account as of immediately prior to the closing of the Merger is less than $60 million (the “Minimum Available Cash Condition”) (which calculation excludes amounts received pursuant to Medtronic’s Forward Purchase Agreement or are otherwise held in HSAC2’s trust account established pursuant to our IPO (the “Trust Account”) in respect of Medtronic’s Forward Purchase Shares, but is inclusive of amounts received pursuant to the RTW Funds’ Forward Purchase Agreement and otherwise held in the Trust Account in respect of the RTW Funds’ Forward Purchase Shares (the “Sponsor Commitment”)).

Pursuant to the Backstop Agreement, the RTW Funds purchased 1,808,512 HSAC2 Ordinary Shares on January 25, 2023, immediately prior to the Domestication.

The foregoing description of the Backstop Agreement does not purport to be complete and is qualified in its entirety by the full text of the Backstop Agreement, which is attached hereto as Exhibits 10.26 and 10.27 and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights and Lock-Up Agreement

In connection with the Closing, on January 26, 2023, New Orchestra, the RTW Funds and certain existing shareholders of HSAC2 and stockholders of Orchestra entered into an amended and restated registration rights and lock-up agreement (the “Registration Rights Agreement”) with respect to the resale of shares of New Orchestra held or acquired by such stockholders two business days prior to the filing of a registration statement with the SEC or a pre-effective amendment thereto, and including any shares issuable on conversion of preferred stock, Earnout Consideration and shares acquired under the Forward Purchase Agreements and the Backstop Agreements.

The Registration Rights Agreement amends and restates the registration rights agreement that HSAC2 entered into as of August 3, 2020 in connection with its initial public offering. Subject to the Lock-Up described below, New Orchestra will file a registration statement to register the public resale of the shares as soon as reasonably practicable, but in any event within 120 calendar days following the Closing. In addition, subject to certain requirements and customary conditions, including with regard to the number of requests that may be made and when, such stockholders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed, in the aggregate, $25 million. In addition, the stockholders party to the Registration Rights Agreement will have certain “piggy-back” registration rights that require New Orchestra to include such securities in registration statements that New Orchestra otherwise files, subject to certain requirements and customary conditions. The Registration Rights Agreement does not contain liquidated damages provisions or other cash settlement provisions resulting from delays in registering the New Orchestra’s securities. New Orchestra will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreement contains customary indemnification provisions.

Pursuant to the Registration Rights Agreement, the signatories thereto have agreed, subject to certain customary exceptions, not to (i) sell, assign, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares subject to lock-up, (ii) establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Lock-up Shares (as defined below), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Shares, or (iv) publicly announce an intention to effect any of the foregoing during the Lock-up Period (as defined below). The shares subject to lock-up are any shares of New Orchestra Common Stock or any security convertible into or exercisable or exchanged for New Orchestra Common Stock beneficially owned or owned of record by such Holder (“Lock-up Shares”), and the term “Lock-Up Period” means the period from the Closing until the earlier of: (1)(a) 12 months after the Closing with respect to the (i) 4,000,000 shares of New Orchestra Common Stock issued in the Domestication in exchange for 4,000,000 of HSAC2 Ordinary Shares that were issued to HSAC2’s initial shareholders prior to its initial public offering, (ii) 450,000 shares of New Orchestra Common Stock issued in the Domestication in exchange for 450,000 of HSAC2 Ordinary Shares that were issued in a private placement simultaneously with HSAC2’s initial public offering and (iii) any shares of New Orchestra Common Stock or any security convertible into or exchangeable for New Orchestra Common Stock beneficially owned or owned of record by RTW Investments, LP and its affiliates as of the Closing Date, and (b) six (6) months after the Closing with respect to all other Holders and New Orchestra Common Stock and (2) the date on which New Orchestra completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Orchestra stockholders having the right to exchange their shares of New Orchestra Common Stock for cash, securities or other property.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, New Orchestra entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Orchestra of certain expenses and costs relating to claims, suits or proceedings arising from each director or executive officer’s service to New Orchestra, or, at New Orchestra’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note—Domestication and Business Combination Transaction” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as HSAC2 was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to HSAC2 following the consummation of the Business Combination, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements.

Certain statements contained in this Current Report and in the documents incorporated herein by reference may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report may include, for example, but are not limited to, statements about:

●	New Orchestra’s ability to raise financing in the future;

●	New Orchestra’s ability to realize the anticipated benefits of the Business Combination;

●	the attraction and retention of qualified directors, officers, employees and key personnel of New Orchestra;

●	New Orchestra’s ability and/or the ability of third-party vendors and partners to manufacture its product candidates;

●	New Orchestra’s ability to source critical components or materials for the manufacture of its product candidates;

●	New Orchestra’s ability to achieve and sustain profitability;

●	New Orchestra’s ability to achieve its projected development and commercialization goals;

●	the rate of progress, costs and results of New Orchestra’s clinical studies and research and development activities;

●	market acceptance of New Orchestra’s product candidates, if approved;

●	New Orchestra’s ability to compete successfully with larger companies in a highly competitive industry;

●	changes in New Orchestra’s operating results which make future operations results difficult to predict;

●	existing loan and security agreement covenants that may restrict business and financing activities;

●	serious adverse events, undesirable side effects that could halt the clinical development, regulatory approval or certification, of New Orchestra’s product candidates;

●	New Orchestra’s ability to manage growth or control costs related to growth;

●	economic conditions that may adversely affect New Orchestra’s business, financial condition and stock price;

●	New Orchestra’s reliance on third parties to drive successful marketing and sale of its initial product candidates;

●	New Orchestra’s reliance on third parties to manufacture and provide important materials and components for its products and product candidates;

●	New Orchestra and its competitor’s abilities to obtain necessary regulatory approvals and certifications for its product candidates in an uncomplicated and inexpensive manner;

●	New Orchestra’s ability to maintain compliance with regulatory and post-marketing requirements;

●	adverse medical events, failure or malfunctions in connection with New Orchestra’s product candidates and possible subjection to regulatory sanctions;

●	healthcare costs containment pressures and legislative or administrative reforms which affect coverage and reimbursement practices of third-party payors;

●	New Orchestra’s ability to protect or enforce its intellectual property, unpatented trade secrets, know-how and other proprietary technology;

●	New Orchestra’s ability to obtain necessary intellectual property rights from third parties;

●	New Orchestra’s ability to protect its trademarks, trade names and build its names recognition;

●	the ability to maintain the listing of the New Orchestra Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”); and

●	New Orchestra Common Stock’s potential liquidity and trading.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of HSAC2 prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Business of HSAC2” and that information is incorporated herein by reference. The business of New Orchestra is described in the Proxy Statement/Prospectus in the section titled “Business of Orchestra” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to New Orchestra’s business and operations are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations prior to the Business Combination is included in (a) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 310 of the Proxy Statement/Prospectus in the section titled “Orchestra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” are incorporated herein by reference and (b) HSAC2’s Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 213 of the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HSAC2” are incorporated herein by reference.

Facilities

The disclosure contained in the Proxy Statement/Prospectus in the section titled “Business of Orchestra—Facilities” is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of New Orchestra Common Stock and voting power as of the Closing Date by:

●	each person who is a named executive officer or director of New Orchestra;

●	all executive officers and directors of New Orchestra as a group; and

●	each person who is a beneficial owner of more than 5% of New Orchestra common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of New Orchestra Common Stock is based on 31,614,079 shares of such common stock outstanding as of January 26, 2023, immediately following the consummation of the Business Combination.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and named executive officers of New Orchestra(1)
David P. Hochman(2)	734,407	2.3%
Darren R. Sherman(3)	673,964	2.1%
Yuval Mika, Ph.D.(4)	250,106	*
Jason Aryeh(5)	73,825	*
Pamela Y. Connealy(6)	15,758	*
Eric S. Fain, M.D.(7)	47,058	*
Eric A. Rose, M.D.(8)	27,900	*
Geoffrey W. Smith(9)	1,713,297	5.4%
All directors and executive officers of New Orchestra following as a group (nine individuals)	3,611,533	10.8%
Five Percent Holders of New Orchestra:
HSAC 2 Holdings, LLC(10)	5,110,956	15.8%
Entities associated with RTW Investments, LP(11)	5,118,512	16.2%
Medtronic(12)	4,992,588	15.8%
Perceptive Life Sciences Master Fund(13)	1,850,976	5.8%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the following individuals is 150 Union Square Drive, New Hope, PA 18938.

(2)	Consists of (i) 127,336 shares held directly by Mr. Hochman, of which 123,476 shares Mr. Hochman has the right to acquire dispositive power upon the settlement of restricted common stock awards as of or within 60 days, (ii) 422 shares over which Mr. Hochman has the right to acquire dispositive power upon exercise of warrants exercisable as of or within 60 days; (iii) 551,757 shares over which Mr. Hochman has the right to acquire dispositive power upon exercise of options exercisable as of or within 60 days; (iv) 51,342 shares held by the DPH 2008 Trust, over which Mr. Hochman has sole voting and dispositive power; (v) 3,140 shares held by the NSH 2008 Family Trust (the “NSH Trust”), over which Mr. Hochman has sole voting and dispositive power; and (vi) 410 shares over which the NSH Trust has the right to acquire dispositive power upon the exercise of warrants exercisable as of or within 60 days.

(3)	Consists of (i) 68,819 shares held directly by Mr. Sherman, of which 62,716 are restricted common stock awards that are fully vested; and (ii) 605,145 shares over which Mr. Sherman has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days.

(4)	Consists of (i) 29,628 shares over which Mr. Mika has the right to acquire dispositive power upon the settlement of restricted common stock awards as of or within 60 days; and (ii) 220,478 shares over which Mr. Mika has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days.

(5)	Consists of (i) 48,250 shares held directly by Mr. Aryeh; and (ii) 25,575 shares over which Mr. Aryeh has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days.

(6)	Consists of 15,758 shares over which Ms. Connealy has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days.

(7)	Consists of (i) 18,577 shares held by the Fain Living Trust (the “Fain Trust”), over which Mr. Fain has sole voting and dispositive power; (ii) 25,575 shares over which the Fain Trust has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 2,906 shares over which the Fain Trust has the right to acquire dispositive power upon the exercise of warrants exercisable as of or within 60 days.

(8)	Consists of (i) 25,575 shares over which Mr. Rose has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days; and (ii) 2,325 shares over which Mr. Rose has the right to acquire dispositive power upon exercise of warrants exercisable as of or within 60 days.

(9)	Consists of (i) 25,575 shares over which Mr. Smith has the right to acquire dispositive power upon the exercise of options exercisable as of or within 60 days; (ii) 1,049,224 shares held by Ascent Biomedical Ventures II, L.P. (“ABV II”), (iii) 136,097 shares over which ABV II has the right to acquire dispositive power upon the exercise of warrants exercisable as of or within 60 days; (iv) 256,623 shares held by Ascent Biomedical Ventures Synecor, LP (“ABV Synecor”); (v) 519 shares over which ABV Synecor has the right to acquire dispositive power upon the exercise of warrants exercisable as of or within 60 days; (vi) 201,319 shares held by Ascent Biomedical Ventures II NY, LP (“ABV II NY”); and (vii) 43,940 shares over which ABV II NY has the right to acquire dispositive power upon the exercise of warrants exercisable as of or within 60 days. ABV, LLC serves as general partner to ABV II, ABV Synecor and ABV II NY. Mr. Smith is a managing member of ABV, LLC. As such, Mr. Smith may be deemed to have voting and dispositive power over the shares held by ABV II, ABV Synecor and ABV II NY.

(10)	The Sponsor is governed by a board of directors consisting of three directors: Roderick Wong, Naveen Yalamanchi, and Alice Lee. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of the Sponsor exercises voting or dispositive control over any of the shares held by the Sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of the shares held by the Sponsor.

(11)	Includes (i) 2,097,373 shares of New Orchestra Common Stock held by RTW Innovation Master Fund, Ltd.; (ii) 2,518,780 shares of New Orchestra Common Stock held by RTW Master Fund, Ltd.; and (iii) 502,359 shares of New Orchestra Common Stock held by RTW Venture Fund Limited. Roderick Wong, the former Chief Executive Officer of HSAC2, serves as the Managing Partner and Chief Investment Officer of RTW Investments, LP. Both he and RTW Investments, LP may be deemed the beneficial owner of the shares held by the RTW Funds and each disclaims beneficial ownership except to the extent of their pecuniary interest in the holders.

(12)	Consists of 4,992,588 shares held directly by Covidien Group S.à.r.l. The principal address of Covidien Group S.à.r.l. is c/o Medtronic, Inc., Operational Headquarters, 710 Medtronic Parkway, Minneapolis, MN 55432-5604.

(13)	Consists of (i) 1,781,226 shares held directly by Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”) and (ii) 69,750 shares over which Perceptive has the right to acquire dispositive power upon the exercise of warrants exercisable as of or within 60 days. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Perceptive and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to have voting and dispositive power over the shares held by Perceptive. The principal business address of the Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

Directors and Executive Officers

The Company’s directors and executive officers, composition of the committees of the Board and information with respect to the independence of the Board after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of HSAC2 before the consummation of the Business Combination, the named executive officers of Orchestra before the consummation of the Business Compensation and the named executive officers of New Orchestra after the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the sections titled “Executive Officers and Directors of HSAC2—Executive Compensation,” “Executive and Director Compensation of Orchestra,” and “Management After the Business Combination,” respectively, and that information is incorporated herein by reference.

Reference is made to the disclosure set forth below in Item 5.02 of this Current Report under the headings “Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan” and “New Employment Agreements” which is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of HSAC2 before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Officers and Directors of HSAC2—Executive Compensation,” and that information is incorporated herein by reference.

A description of the compensation of the directors of Orchestra before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Orchestra,” and that information is incorporated herein by reference.

On January 26, 2023, the Compensation Committee of the Board adopted the Orchestra Biomed Holdings, Inc. Non-Employee Director Compensation Policy (the “New Orchestra Non-Employee Director Compensation Policy”), which is attached hereto as Exhibit and is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of HSAC2 and the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement/Prospectus “Business of Orchestra—Legal Proceedings” and such information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for HSAC2’s securities is set forth in the Proxy Statement/Prospectus in the section titled “Ticker Symbol, Market Price and Dividend Policy” and such information is incorporated herein by reference.

Immediately following the Closing, there were 568 holders of record of New Orchestra Common Stock and 296 holders of record of New Orchestra Warrants to purchase New Orchestra Common Stock.

New Orchestra’s common stock began trading on January 27, 2023 under the symbol “OBIO”.

New Orchestra has not paid any cash dividends on shares of its common stock to date. The payment of cash dividends in the future will be dependent upon it revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board. It is the present intention of the Board to retain all earnings, if any, for use in our business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Proposal 8—The Equity Incentive Plan Proposal,” which is incorporated herein by reference. The Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan”) was approved by HSAC2 shareholders at the Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of New Orchestra’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities after the Business Combination” and that information is incorporated herein by reference.

Immediately following the Closing, there were 31,614,079 shares of New Orchestra Common Stock issued and outstanding, held of record by 568 holders and 3,075,936 New Orchestra Warrants outstanding held of record by 296 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination—Limitation of Liability and Indemnification of Directors and Officers” and that information is incorporated herein by reference. In connection with the Business Combination, New Orchestra entered into indemnification agreements with each of its directors and executive officers as of the Closing Date. The description of the indemnification agreements set forth above under Item 1.01 of this Current Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the section titled “Introductory Note—Backstop Agreement” of this Current Report above is incorporated herein by reference.

The securities issued in connection with the Backstop Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Domestication, HSAC2 filed a certificate of incorporation with the Secretary of State of the State of Delaware. The material terms of the certificate of incorporation and the general effect upon the rights of holders of HSAC2’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Proposal 2—The Domestication Proposal” and “Proposal 5—The Advisory Governance Proposals,” which are incorporated by reference herein.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act, New Orchestra is the successor issuer to HSAC2 and has succeeded to the attributes of HSAC2 as the registrant. In addition, the shares of New Orchestra Common Stock, as the successor to HSAC2, are deemed to be registered under Section 12(b) of the Exchange Act.

Certificate of Incorporation of New Orchestra and Bylaws of New Orchestra

Upon the effectiveness of the Domestication, HSAC2’s memorandum and articles of association in effect immediately prior to the Domestication were replaced with a certificate of incorporation and bylaws of Domesticated HSAC2, which continued in effect through the Closing. The certificate of incorporation of Domesticated HSAC2 became the certificate of incorporation of New Orchestra (the “Charter”). The bylaws of Domesticated HSAC2 became the bylaws of New Orchestra (the “Bylaws”). Copies of the Charter and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

The material terms of each and the Charter and the Bylaws and the general effect upon the rights of holders of New Orchestra’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “Proposal 2—The Domestication Proposal,” “Proposal 3—The Charter Approval Proposal,” “Proposal 4—The Bylaws Proposal” and “Description of Securities after the Business Combination,” which are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of independent registered public accounting firm

Effective upon the Closing, on January 26, 2023, the Board dismissed WithumSmith+Brown, PC (“Withum”), which served as HSAC2’s independent registered public accounting firm prior to the Business Combination.

The report of Withum on the financial statements of HSAC2 as of December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about HSAC2’s ability to continue as a going concern. During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through January 26, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal, other than the material weakness over financial reporting as a result of the Amended Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022.

The Company provided Withum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report and requested that Withum furnish a letter addressed to the SEC dated January 31, 2023, which is filed as Exhibit 16.1 to this Current Report, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

Appointment of Ernst & Young LLP

Effective upon the Closing, the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to the execution of an engagement letter. EY served as the independent registered public accounting firm for Orchestra prior to the Business Combination.

During the years ended December 31, 2021 and 2022 and the subsequent interim period through January 25, 2023, neither the Company nor anyone on its behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal 1—The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the sections titled “Form 10 Information—Directors and Executive Officers,” “Form 10 Information—Executive Compensation,” “Form 10 Information—Director Compensation,” “Form 10 Information—Certain Relationships and Related Transactions” and “Form 10 Information—Indemnification of Directors and Officers” in Item 2.01 to this Current Report is incorporated herein by reference.

Effective as of the Closing, the following people were appointed as directors of the Company:

●	Class I directors: Eric A. Rose, M.D. and Jason Aryeh;

●	Class II directors: Pamela Y. Connealy and Geoffrey W. Smith; and

●	Class III directors: David P. Hochman, Darren R. Sherman and Eric S. Fain, M.D.

Effective as of the Closing, the executive officers of the Company are:

●	David P. Hochman, Chief Executive Officer;

●	Darren R. Sherman, President and Chief Operating Officer;

●	Yuval Mika, Ph.D., General Manager and Chief Technology Officer, Bioelectronic Therapies; and

●	Michael D. Kaswan, Chief Financial Officer.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination” for biographical information about each of the directors and officers following the Business Combination, which is incorporated herein by reference.

Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan

On January 26, 2023, the Equity Incentive Plan became effective. The Equity Incentive Plan is described in greater detail in the section of the Proxy Statement/Prospectus titled “Proposal 8—The Equity Incentive Plan Proposal,” which is incorporated herein by reference.

The foregoing description of the Equity Incentive Plan, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Incentive Plan, which is included herein as Exhibit 10.7 and is incorporated herein by reference.

New Employment Agreements

On January 26, 2023, Orchestra entered into employment agreements with each of David P. Hochman and Darren R. Sherman that governs the terms of their employment with Orchestra. The agreements provide that Mr. Hochman shall serve as Chief Executive Officer and Orchestra BioMed Founder and Mr. Sherman shall serve as President, Chief Operating Officer, and Orchestra BioMed Founder. Employment under the agreements is “at will” although Mr. Hochman and Mr. Sherman may be entitled to severance upon certain terminations as described below. Pursuant to the agreements, the executives receive annual base salary ($595,000 for Mr. Hochman and $495,000 for Mr. Sherman). In addition to this base compensation, the executives are each eligible to receive a discretionary annual bonus during each fiscal year of his employment with a target amount of 80% of base salary, with the performance metrics and goals required to receive such amount to be determined by the Orchestra Board in consultation with Orchestra’s Chief Executive Officer. The agreements also provide for a future grant of equity compensation (the “Equity Grant”) to each of the executives, to be made as soon as reasonably practicable following the beginning of Orchestra’s first open trading window, so that the executive’s long-term equity holdings in Orchestra are at least 4.6% of Orchestra’s common stock in the case of Mr. Hochman and 4.3% in the case of Mr. Sherman. These percentages assume the future grant is in the form of options with a four-year vesting schedule commencing as of the Closing Date. However, the agreements contemplate that if instead the award is restricted stock units, the number of covered shares of Orchestra common stock will be reduced by a ratio based on two shares covered by restricted stock units being equal to three shares covered by stock options and that the award will vest over a to-be-agreed vesting schedule over a minimum of three years.

Board Membership Provisions under Messrs. Hochman and Sherman’s Employment Agreements

The employment agreements provide that so long as each of Messrs. Hochman and Sherman remain in their current positions (Chief Executive Officer for Mr. Hochman and President and Chief Operating Officer for Mr. Sherman), Orchestra shall nominate each of them to serve as a member of the Orchestra Board. Messrs. Hochman and Sherman’s service as a member of the Orchestra Board shall end upon certain specified events, including the termination of their employment and the expiration of their then current term if not reelected by Orchestra’s stockholders.

Termination and Severance Provisions under Messrs. Hochman and Sherman’s Employment Agreements

With respect to the each of Messrs. Hochman and Sherman, if Orchestra terminates his employment without Cause (as defined below), if he voluntarily resigns with Good Reason (as defined below), or in the event of his death, and subject to an effective release of claims, Orchestra will pay or provide him or his estate with continued base salary plus target bonus for 12 months. In addition, in the event of a termination without Cause or resignation for Good Reason, and subject to an effective of release of claims, Orchestra will pay or provide the executive with (i) if he validly elects to continue his healthcare coverage under applicable law, reimbursement of the applicable premium for up to 12 months, (ii) an extended stock option post-termination exercise period of up to 12 months, and (iii) all equity award held by the executive granted prior to the Closing Date will vest to the same extent such awards would have vested had the executive provided an additional 12 months of services. If the termination without Cause or resignation for Good Reason occurs within the period beginning three months prior to a change in control and ending 12 months following a change in control, then, subject to an effective release of claims, the continued base salary and target bonus component of severance specified under clause (i) shall be increased to 150% of annual base salary and target bonus, and (ii) all unvested equity awards held by the executive shall vest in full.

In addition, upon any termination of employment, each of Messrs. Hochman and Sherman shall be entitled to payment of accrued, but unpaid, base salary and reimbursement of previously and properly incurred business expenses.

Other Change in Control Provisions Not Part of Severance

The employment agreements provide that if a change in control occurs and the acquirer or surviving corporation refuses to assume or substitute for the executive’s outstanding equity awards, the equity awards shall vest in full as of the date immediately preceding the change in control.

Definition of Cause under the Employment Agreements

“Cause” means each of:

●	executive’s breach of any of his obligations under the restrictive covenants section of his employment agreement;

●	executive’s breach of any of his obligations under his employment agreement (other than the restrictive covenants section of his agreement), which, to the extent curable, has not been cured within 30 days after the executive has been provided written notice of such breach;

●	executive being convicted of, or pleading guilty or nolo contendere to, or being indicted for, any felony or any misdemeanor involving theft, fraud, dishonesty or moral turpitude; or

●	fraud or embezzlement against Orchestra.

Definition of Good Reason under the Employment Agreements

“Good Reason” means each of:

●	any change in the executive’s position, title or reporting relationship with Orchestra that diminishes in any material respect the executive’s authority, duties, or responsibilities; provided, however, that a change in authority, duties, or responsibilities due to Orchestra becoming a division, subsidiary, or other similar part of a larger organization shall not by itself constitute Good Reason;

●	any material reduction in the executive’s base compensation;

●	the relocation of the executive’s principal office or principal place of employment by more than fifty miles;

●	or a material breach of the employment agreement by Orchestra;

provided, however, that the executive must provide written notice within 60 days of the occurrence of the potential Good Reason trigger; if curable, Orchestra must fail to cure the potential Good Reason trigger within 60 days of receipt of notice, and the executive must resign within 60 days following the expiration of the 60-day cure period.

Golden Parachute Provisions

The employment agreements contain customary golden parachute provisions providing that if, in connection with a change of control, amounts would constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, amounts will either be (i) reduced, or (ii) paid in full, whichever results in the greater after tax amount to the executive.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on January 26, 2023, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the code is available in the Investors section of the Company’s website at www.orchestrabiomed.com.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “Proposal 1 – The Business Combination Proposal” of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 27, 2023, the Company issued a press release announcing the consummation of the Business Combination, and the listing of its common stock on Nasdaq. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to HSAC2 and has succeeded to the attributes of HSAC2 as the registrant, including HSAC2’s SEC file number (001-39421) and CIK Code (0001814114). The Company’s common stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using HSAC2’s SEC file number (001-39421).

The Company’s common stock is listed for trading on Nasdaq under the symbol “OBIO,” and the CUSIP number relating to the Company’s common stock is 68572M 106.

Holders of HSAC2 shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to HSAC2.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated financial statements of HSAC2 as of and for the three and nine months ended September 30, 2022 and 2021, and the related notes thereto beginning on page F-18 of the Proxy Statement/Prospectus, are incorporated herein by reference. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of HSAC2 from May 25, 2020 (inception) through December 31, 2020 and the year ended December 31, 2021 and the related notes included in the Proxy Statement/Prospectus beginning on page F-2 thereof, which are incorporated herein by reference.

The unaudited consolidated financial statements of Orchestra as of and for the nine months ended September 30, 2022 and 2021 and the related notes included in the Proxy Statement/Prospectus beginning on page F-66 thereof are incorporated by reference herein. These unaudited consolidated financial statements should be read in conjunction with the historical audited financial statements of Orchestra for the years ended December 31, 2021 and 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-36 thereof, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information as of September 30, 2022 and for the nine months ended September 30, 2022 and the year ended December 31, 2021 is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1#	Agreement and Plan of Merger dated as of July 4, 2022 by and among Health Sciences Acquisitions Corporation 2, HSAC Olympus Merger Sub, Inc., and Orchestra BioMed, Inc. (incorporated by reference to Annex A-1 of Amendment No. 4 of HSAC2’s Form S-4 (File No. 333-266660), filed with the SEC on December 12, 2022).
2.2#	Amendment No. 1 to Agreement and Plan of Merger dated as of July 21, 2022 by and among Health Sciences Acquisitions Corporation 2, HSAC Olympus Merger Sub, Inc., and Orchestra BioMed, Inc.((incorporated by reference to Annex A-2 of Amendment No. 4 of HSAC2’s Form S-4 (File No. 333-266660), filed with the SEC on December 12, 2022).
2.3#	Amendment No. 2 to Agreement and Plan of Merger dated as of November 21, 2022 by and among Health Sciences Acquisitions Corporation 2, HSAC Olympus Merger Sub, Inc., and Orchestra BioMed, Inc. (incorporated by reference to Annex A-3 of Amendment No. 4 of HSAC2’s Form S-4 (File No. 333-266660), filed with the SEC on December 12, 2022).
3.1+	Certificate of Incorporation of Orchestra BioMed Holdings, Inc.
3.2+	Bylaws of Orchestra BioMed Holdings, Inc.
4.1	Form of Common Stock Warrant, issued by Orchestra BioMed, Inc. in the Formation Mergers in exchange for Caliber, BackBeat and FreeHold warrants (incorporated by reference to Exhibit 4.4 of HSAC2’s Form S-4 (File No. 333-266660)).
4.2	Form of Amendment to Common Stock Warrant, issued by Orchestra BioMed, Inc. in the Formation Mergers in exchange for Caliber, BackBeat and FreeHold warrants (incorporated by reference to Exhibit 4.5 of HSAC2’s Form S-4 (File No. 333-266660)).
4.3	Form of Amended and Restated Common Stock Warrant, issued by Orchestra BioMed, Inc. to designees of Aegis Capital Corp. (incorporated by reference to Exhibit 4.6 of HSAC2’s Form S-4 (File No. 333-266660)).
4.4	Form of Special Advisory Common Stock Warrant, issued by Orchestra BioMed, Inc. to its strategic advisers, dated May 31, 2018 (incorporated by reference to Exhibit 4.7 of HSAC2’s Form S-4 (File No. 333-266660))
4.5	Form of Amendment to Special Advisory Common Stock Warrant, issued by Orchestra BioMed, Inc. to its strategic advisers (incorporated by reference to Exhibit 4.8 of HSAC2’s Form S-4 (File No. 333-266660)).
4.6	Form of Common Stock Warrant, issued by Orchestra BioMed, Inc. to SLD Capital Corp., dated August 13, 2018 (incorporated by reference to Exhibit 4.9 of HSAC2’s Form S-4 (File No. 333-266660)).
4.7	Form of Amendment to Common Stock Warrant, issued by Orchestra BioMed, Inc. to SLD Capital Corp. (incorporated by reference to Exhibit 4.10 of HSAC2’s Form S-4 (File No. 333-266660)).
4.8	Investors’ Rights Agreement, by and among Orchestra BioMed, Inc. and the investors listed on Schedule A thereto, dated May 31, 2018 (incorporated by reference to Exhibit 4.11 of HSAC2’s Form S-4 (File No. 333-266660)).
4.9	Form of Subscription Agreement for shares of Orchestra BioMed, Inc. Series B-1 Preferred Stock (incorporated by reference to Exhibit 4.12 of HSAC2’s Form S-4 (File No. 333-266660)).
4.10	Common Stock Warrant, issued by Orchestra BioMed, Inc. to Silicon Valley Bank, dated December 10, 2019 (incorporated by reference to Exhibit 4.13 of HSAC2’s Form S-4 (File No. 333-266660)).
4.11	Common Stock Warrant, issued by Orchestra BioMed, Inc. to Avenue Venture Opportunities Fund, L.P., dated June 3, 2022 (incorporated by reference to Exhibit 4.14 of HSAC2’s Form S-4 (File No. 333-266660)).
4.12	Common Stock Warrant, issued by Orchestra BioMed, Inc. to Avenue Venture Opportunities Fund II, L.P., dated June 3, 2022 (incorporated by reference to Exhibit 4.15 of HSAC2’s Form S-4 (File No. 333-266660)).
4.13	Form of New Orchestra Common Stock Warrant issued pursuant to the Parent Support Agreement (incorporated by reference to Exhibit 4.16 of HSAC2’s Form S-4 (File No. 333-266660)).
4.14+	Amended & Restated Warrant issued to HSAC 2 Holdings, LLC, dated January 26, 2023.

10.1+	Amended and Restated Registration Rights and Lock-Up Agreement, by and among Health Sciences Acquisitions Corporation 2, equityholders thereof and certain stockholders of Orchestra BioMed, Inc.
10.2*+	Form of Indemnification Agreement of Orchestra BioMed Holdings, Inc.
10.3	Amended and Restated Parent Support Agreement dated as of November 21, 2022 by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., HSAC 2 Holdings, LLC, Alice Lee, Stephanie A. Sirota, Pedro Granadillo, Stuart Peltz, Michael Brophy, and Carsten Boess (incorporated by reference to Exhibit 10.16 of HSAC2’s Form S-4 (File No. 333-266660)).
10.4	Orchestra Support Agreement dated as of July 4, 2022 by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., and Covidien Group S.À.R.L. (incorporated by reference to Exhibit 10.5 to HSAC2’s Current Report on Form 8-K filed with the SEC on July 5, 2022).
10.5	Form of Earnout Election Agreement, by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc. and the securityholders thereto (incorporated by reference to Exhibit 10.7 to HSAC2’s Current Report on Form 8-K filed with the SEC on July 5, 2022).
10.6*	Orchestra BioMed, Inc. 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 of HSAC2’s Form S-4 (File No. 333-266660).
10.7*+	Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan.
10.8*+	Form of Stock Option Grant Notice and Stock Option Agreement under the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan.
10.9*+	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan.
10.10^	Commercial Lease, by and between Caliber Therapeutics, Inc. and Union Square, L.P. for facilities at 150 and 140 Union Square Drive, New Hope, Pennsylvania, dated December 14, 2009 and amended June 22, 2010, February 1, 2011, September 18, 2012, January 15, 2015, January 20, 2017, August 8, 2017, and January 29, 2019 (incorporated by reference to Exhibit 10.23 of HSAC2’s Form S-4 (File No. 333-266660)).
10.11	Agreement of Lease, by and between Orchestra BioMed, Inc. and ESRT One Grand Central Place, L.L.C. for facilities at Room/Suite 2430, One Grand Central Place, 60 East 42nd Street, New York, New York, dated November 5, 2019 (incorporated by reference to Exhibit 10.24 of HSAC2’s Form S-4 (File No. 333-266660)).
10.12	Irrevocable Standby Letter of Credit, issued by Silicon Valley Bank to Orchestra BioMed, Inc. for the benefit of ERST One Grand Central Place, L.L.C., dated October 28, 2019 and amended September 20, 2022 (incorporated by reference to Exhibit 10.25 of HSAC2’s Form S-4 (File No. 333-266660)).
10.13	License Agreement, by and between MOTUS GI Holdings, Inc. and Orchestra BioMed, Inc. for facilities at Suite 310, 1301 East Broward Boulevard, Fort Lauderdale, Florida, dated January 22, 2020 (incorporated by reference to Exhibit 10.26 of HSAC2’s Form S-4 (File No. 333-266660)).
10.14	Amendment to License Agreement, by and between MOTUS GI Holdings, Inc. and Orchestra BioMed, Inc., dated May 1, 2022 (incorporated by reference to Exhibit 10.27 of HSAC2’s Form S-4 (File No. 333-266660)).
10.15^	Exclusive License and Collaboration Agreement, by and among Orchestra BioMed, Inc., BackBeat Medical, LLC, and Medtronic, Inc. dated June 30, 2022 (incorporated by reference to Exhibit 10.28 of HSAC2’s Form S-4 (File No. 333-266660)).
10.16^	Distribution Agreement, by and among Orchestra BioMed, Inc., Terumo Corporation and Terumo Medical Corporation, dated June 13, 2019 (incorporated by reference to Exhibit 10.29 of HSAC2’s Form S-4 (File No. 333-266660)).

10.17	Loan and Security Agreement, by and among Orchestra BioMed, Inc., Avenue Venture Opportunities Fund II, L.P., and Avenue Venture Opportunities Fund II, L.P., dated June 3, 2022 (incorporated by reference to Exhibit 10.30 of HSAC2’s Form S-4 (File No. 333-266660)).
10.18	Stock Purchase Agreement, by and among Orchestra BioMed, Inc., Orchestra Medical Ventures, LLC and Accelerated Technologies, Inc., dated December 20, 2019 (incorporated by reference to Exhibit 10.31 of HSAC2’s Form S-4 (File No. 333-266660)).
10.19*+#	Employment Agreement, by and between Orchestra BioMed Holdings, Inc. and David P. Hochman, dated January 26, 2023.
10.20*+#	Employment Agreement, by and between Orchestra BioMed Holdings, Inc. and Darren R. Sherman, dated January 26, 2023.
10.21*	Employment Agreement, by and between Orchestra BioMed, Inc. and Yuval Mika, dated May 31, 2018 (incorporated by reference to Exhibit 10.34 of HSAC2’s Form S-4 (File No. 333-266660).
10.22*	Offer Letter, by and between Orchestra BioMed, Inc. and Michael D. Kaswan, dated January 9, 2022 (incorporated by reference to Exhibit 10.35 of HSAC2’s Form S-4 (File No. 333-266660).
10.23	Forward Purchase Agreement dated as of July 4, 2022, by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., and Covidien Group S.à.r.l. (incorporated by reference to Exhibit 10.1 to HSAC2’s Current Report on Form 8-K filed with the SEC on July 5, 2022).
10.24	Forward Purchase Agreement dated as of July 4, 2022, by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., and RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited (incorporated by reference to Exhibit 10.2 to HSAC2’s Current Report on Form 8-K filed with the SEC on July 5, 2022).
10.25	Amendment No. 1 to Forward Purchase Agreement dated as of October 21, 2022, by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., and RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited (incorporated by reference to Exhibit 10.1 to HSAC2’s Current Report on Form 8-K filed with the SEC on October 21, 2022).
10.26	Backstop Agreement dated as of July 4, 2022, by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited (incorporated by reference to Exhibit 10.3 to HSAC2’s Current Report on Form 8-K filed with the SEC on July 5, 2022).
10.27	Amendment No. 1 to Backstop Agreement dated as of October 21, 2022, by and among Health Sciences Acquisitions Corporation 2, Orchestra BioMed, Inc., RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited (incorporated by reference to Exhibit 10.2 to HSAC2’s Current Report on Form 8-K filed with the SEC on October 21, 2022).
16.1+	Letter from WithumSmith+Brown, PC to the SEC, dated January 31, 2023.
21.1+	List of Subsidiaries.
99.1+	Press Release, dated January 27, 2023.
99.2+	Unaudited pro forma condensed combined financial information and the accompanying notes as of and for the nine months ended September 30, 2022 and for the year December 31, 2021.
104+	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

+	Filed herewith.

*	Indicates a management contract or compensatory plan.

^	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ David P. Hochman
Name:	David P. Hochman
Title:	Chief Executive Officer

Date: January 31, 2023